OPINION AND CONSENT OF ACTUARY


     On behalf of American International Life Assurance Company of New York, I hereby consent to the inclusion of the Tables entitled "Minimum Premium" and "Surrender Charge Premium" in a Registration Statement on Form S-6 (No. 333-48457) registering Variable Life Insurance Policies.

                                                ------------------------------
                                                Michael J. Burns, FSA, MAAA

                         OPINION AND CONSENT OF ACTUARY


     On behalf of American International Life Assurance Company of New York, I hereby consent to the inclusion of the Table in Appendix A entitled "Maximum Initial surrender Charge per $1,000 of Initial Specified Face Amount" in a Registration Statement on Form S-6 (No. 333-48457) registering the Group Flexible Premium Variable Universal Life Insurance Policy for corporate owned or sponsored arrangements.



                                                ------------------------------
                                                A. Hasan Qureshi, FIA, MAAA
                                                Vice President and Actuary